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    As filed with the Securities and Exchange Commission on July 13, 2000.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-A/A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          Vesta Insurance Group, Inc.
                          ---------------------------
            (Exact name of registrant as specified in its charter)

                Delaware                                   63-1097283
        ------------------------            ------------------------------------
        (State of Incorporation)            (I.R.S. Employer Identification No.)

          3760 River Run Drive
          Birmingham, Alabama                                 35243
          --------------------                             ----------
(Address of principal executive offices)                   (Zip Code)

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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act Registration Statement File Number to which this Form relates:

Not Applicable
--------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered

-------------------------------------         ----------------------------------
   Preferred Stock Purchase Rights                 New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                Not Applicable
                               ----------------
                               (Title of Class)


--------------------------------------------------------------------------------
                               (Title of Class)
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Item 1. Description of Registrant's Securities to be Registered.

     Vesta Insurance Group, Inc. has amended the Rights Agreement (the "Rights Agreement"), dated as of June 15, 2000, by and between the Company and First Chicago Trust Company, as Rights Agent (the "Amendment"). The Rights were previously registered on Form 8-A on June 21, 2000.

     A complete copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Rights Agreement is incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on June 21, 2000.

Item 2  Exhibits.

        Exhibit No.      Description


        4.1 Amendment to Rights Agreement, dated as of June 15, 2000, between the Company and First Chicago Trust Company, as Rights Agent.


                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 12, 2000


                              VESTA INSURANCE GROUP, INC.


                              By: /s/ Norman W. Gayle, III
                                  -------------------------------------
                                  Norman W. Gayle, III
                                  President and Chief Executive Officer

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